Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation of our report dated January 9, 2004 incorporated by reference in this Form 10-K into the previously filed registration statements on Form S-8 for 1995 Stock Option Plan (Registration Statement File No. 333-89362) and for the 401(k) Plan (Registration Statement File No. 333-10078).

/s/ Moss Adams LLP
Stockton, California
March 8, 2004

A member of

Moores Rowland International

as association of independent

accounting firms throughout

the world.